EXHIBIT 10.151

                  ASSUMPTION AGREEMENT AND RELEASE OF LIABILITY
                     WITH NG MAN SUN DATED DECEMBER 29, 1995

                  ASSUMPTION AGREEMENT AND RELEASE OF LIABILITY



         The undersigned corporation, NuOasis International, Inc., a California corporation, hereby assumes all obligations on the part of Nona Morelli's II, Inc. as Maker of that certain Secured Contingent Promissory Note in the principal amount of $3,000,000 executed in favor of Ng Man Sun, doing business as Dragon Sight International Amusement (Macau) Co. (the "Note"). The
undersigned agrees to be bound by all the terms, provisions, covenants and conditions of the Note.

         The undersigned agrees to pay all expenses (including attorneys' fees and legal expenses) paid or incurred by Ng Man Sun, doing business as Dragon Sight International Amusement (Macau) Co. in endeavoring to collect the Note, or any part thereof, and in enforcing this Assumption Agreement.

         If any provisions of this Assumption Agreement are in conflict with any statute, rule or law, then such provisions shall be deemed null and void to the extent of such conflict, but without invalidating any other provisions of this Assumption Agreement.



December 29, 1995                       NUOASIS INTERNATIONAL, INC.,
                                        a California corporation



                                        By:  /s/  Fred G. Luke
                                             ----------------------------------
                                                  Fred G. Luke, President


         The undersigned, Ng Man Sun, doing business as Dragon Sight International Amusement (Macau) Co., releases Nona Morelli's II, Inc. from all liability on the part of Nona Morelli's II, Inc. to be performed under the Note.

                                        NG MAN SUN,  doing business
                                        as       Dragon       Sight
                                        International     Amusement
                                        (Macau) Co.



                                        /s/  Ng Man Sun
                                        ---------------------------------------
                                             Ng Man Sun



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